AMENDED AND RESTATED

DISTRIBUTION AGREEMENT

September 6, 2018

MBSC Securities Corporation

200 Park Avenue

New York, New York 10166

Ladies and Gentlemen:

This is to confirm that, in consideration of the agreements hereinafter contained, each investment company identified on Exhibit A hereto, as such Exhibit may be amended from time to time (each, the "Fund"), has agreed that you shall be, for the period of this agreement, the distributor of (a) shares of each series of the Fund set forth on Exhibit A hereto, as such Exhibit may be revised from time to time (each, a "Series") or (b) if no Series are set forth on such Exhibit, shares of the Fund.  For purposes of this agreement the term "Shares" shall mean the authorized shares of the relevant Series, if any, and otherwise shall mean the Fund's authorized shares.

1.                  Services as Distributor

1.1              You will act as agent for the distribution of Shares covered by, and in accordance with, the registration statement and prospectus then in effect under the Securities Act of 1933, as amended, and will transmit promptly any orders received by you for purchase or redemption of Shares to the Transfer and Dividend Disbursing Agent for the Fund of which the Fund has notified you in writing.

1.2              You agree to use your best efforts to solicit orders for the sale of Shares.  It is contemplated that you will enter into sales or servicing agreements with securities dealers and financial institutions, and in so doing you will act only on your own behalf as principal.

1.3              You shall act as distributor of Shares in compliance with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the Investment Company Act of 1940, as amended, by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934, as amended.

1.4              Whenever in their judgment such action is warranted by market, economic or political conditions, or by abnormal circumstances of any kind, the Fund's officers may decline to accept any orders for, or make any sales of, any Shares until such time as they deem it advisable to accept such orders and to make such sales and the Fund shall advise you promptly of such determination.

1.5              The Fund agrees to pay all costs and expenses in connection with the registration of Shares under the Securities Act of 1933, as amended, and all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Fund hereunder, and all expenses in connection with the preparation and printing of the Fund's prospectuses and statements of additional information for regulatory purposes and for distribution to shareholders; provided, however, that nothing contained herein shall be deemed to require the Fund to pay any of the costs of advertising the sale of Shares.

1.6              The Fund agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions which may be reasonably necessary in the discretion of the

84595948v10

Fund's officers in connection with the qualification of Shares for sale in such states as you may designate to the Fund and the Fund may approve, and the Fund agrees to pay all expenses which may be incurred in connection with such qualification.  You shall pay all expenses connected with your own qualification as a dealer under state or Federal laws and, except as otherwise specifically provided in this agreement, all other expenses incurred by you in connection with the sale of Shares as contemplated in this agreement.

1.7              The Fund shall furnish you from time to time, for use in connection with the sale of Shares, such information with respect to the Fund or any relevant Series and the Shares as you may reasonably request, all of which shall be signed by one or more of the Fund's duly authorized officers; and the Fund warrants that the statements contained in any such information, when so signed by the Fund's officers, shall be true and correct.  The Fund also shall furnish you upon request with:  (a) semi-annual reports and annual audited reports of the Fund's books and accounts made by independent public accountants regularly retained by the Fund, (b) quarterly earnings statements prepared by the Fund, (c) a monthly itemized list of the securities in the Fund's or, if applicable, each Series' portfolio, (d) monthly balance sheets as soon as practicable after the end of each month, and (e) from time to time such additional information regarding the Fund's financial condition as you may reasonably request.

1.8              The Fund represents to you that all registration statements and prospectuses filed by the Fund with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended, with respect to the Shares have been carefully prepared in conformity with the requirements of said Acts and rules and regulations of the Securities and Exchange Commission thereunder.  As used in this agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus, including the statement of additional information incorporated by reference therein, filed with the Securities and Exchange Commission and any amendments and supplements thereto which at any time shall have been filed with said Commission.  The Fund represents and warrants to you that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with said Acts and the rules and regulations of said Commission; that all statements of fact contained in any such registration statement and prospectus will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Fund may but shall not be obligated to propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Fund's counsel, be necessary or advisable.  If the Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Fund of a written request from you to do so, you may, at your option, terminate this agreement or decline to make offers of the Fund's securities until such amendments are made.  The Fund shall not file any amendment to any registration statement or supplement to any prospectus without giving you reasonable notice thereof in advance; provided, however, that nothing contained in this agreement shall in any way limit the Fund's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

1.9              The Fund authorizes you to use any prospectus in the form furnished to you from time to time, in connection with the sale of Shares.  The Fund agrees to indemnify, defend and hold you, your several officers and directors, and any person who controls you within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which you, your officers and directors, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading; provided, however, that the Fund's agreement to indemnify you, your officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement or prospectus in reliance upon and in conformity with written information furnished to the Fund by you specifically for use in the preparation thereof.  The Fund's agreement to indemnify you, your officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Fund's being notified of any action brought against you, your officers or directors, or any such controlling person, such notification to be given by letter addressed to the Fund at its address set forth above within ten days after the summons or other first legal process shall have been served.  The failure so to notify the Fund of any such action shall not relieve the Fund from any liability which the Fund may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Fund's indemnity agreement contained in this paragraph 1.9.  The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Fund and approved by you.  In the event the Fund elects to assume the defense of any such suit and retain counsel of good standing approved by you, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit, or in case you do not approve of counsel chosen by the Fund, the Fund will reimburse you, your officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by you or them.  The Fund's indemnification agreement contained in this paragraph 1.9 and the Fund's representations and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you, your officers and directors, or any controlling person, and shall survive the delivery of any Shares.  This agreement of indemnity will inure exclusively to your benefit, to the benefit of your several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors.  The Fund agrees promptly to notify you of the commencement of any litigation or proceedings against the Fund or any of its officers or Board members in connection with the issue and sale of Shares.

1.10          You agree to indemnify, defend and hold the Fund, its several officers and Board members, and any person who controls the Fund within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its officers or Board members, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or Board members, or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by you to the Fund specifically for use in the Fund's registration statement and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by you to the Fund and required to be stated in such answers or necessary to make such information not misleading.  Your agreement to indemnify the Fund, its officers and Board members, and any such controlling person, as aforesaid, is expressly conditioned upon your being notified of any action brought against the Fund, its officers or Board members, or any such controlling person, such notification to be given by letter addressed to you at your address set forth above within ten days after the summons or other first legal process shall have been served.  You shall have the right to control the defense of such action, with counsel of your own choosing, satisfactory to the Fund, if such action is based solely upon such alleged misstatement or omission on your part, and in any other event the Fund, its officers or Board members, or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action.  The failure so to notify you of any such action shall not relieve you from any liability which you may have to the Fund, its officers or Board members, or to such controlling person by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of your indemnity agreement contained in this paragraph 1.10.  This agreement of indemnity will inure exclusively to the Fund's benefit, to the benefit of the Fund's officers and Board members, and their respective estates, and to the benefit of any controlling persons and their successors.

You agree promptly to notify the Fund of the commencement of any litigation or proceedings against you or any of your officers or directors in connection with the issue and sale of Shares.

1.11          No Shares shall be offered by either you or the Fund under any of the provisions of this agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act of 1933, as amended, or if and so long as a current prospectus as required by Section 10 of said Act, as amended, is not on file with the Securities and Exchange Commission; provided, however, that nothing contained in this paragraph 1.11 shall in any way restrict or have an application to or bearing upon the Fund's obligation to repurchase any Shares from any shareholder in accordance with the provisions of the Fund's prospectus or charter documents.

1.12          The Fund agrees to advise you immediately in writing:

(a)                of any request by the Securities and Exchange Commission for amendments to the registration statement or prospectus then in effect or for additional information;

(b)               in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation of any proceeding for that purpose;

(c)                of the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

(d)               of all actions of the Securities and Exchange Commission with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the Securities and Exchange Commission.

1.13          You represent and warrant that, to the extent required by applicable law, you have adopted policies and procedures to comply with all applicable anti-money laundering, customer identification, suspicious activity, currency transaction reporting and similar laws and regulations including the Bank Secrecy Act, as amended by the USA PATRIOT Act, and the regulations thereunder, and Financial Industry Regulatory Authority Rule 3310.  You also represent and warrant that, if purchasing or selling shares in securities brokerage accounts for which you act as introducing broker, you will not purchase or sell Fund shares on behalf of any person on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control ("OFAC"), or other similar governmental lists, or in contravention of any OFAC maintained sanctions program.  You agree (i) to share information with the Fund for purposes of ascertaining whether a suspicious activity report ("SAR") is warranted with respect to any suspicious transaction involving shares, provided that neither you nor the Fund is the subject of the SAR and (ii) to include in selling agreements with intermediaries into which you shall enter with respect to the sale of Fund shares, contractual provisions regarding the anti-money laundering compliance obligations of the intermediary.  You also represent and warrant that you have filed the requisite certification with the Financial Crimes Enforcement Network to allow us to share information pursuant to Section 314(b) of the USA PATRIOT Act.

2.                  Offering Price

Shares of any class of the Fund offered for sale by you shall be offered for sale at a price per share (the "offering price") approximately equal to (a) their net asset value (determined in the manner set forth in the Fund's charter documents) plus (b) a sales charge, if any and except to those persons set forth in the then-current prospectus, which shall be the percentage of the offering price of such Shares as set forth in the Fund's then-current prospectus.  The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent.  In addition, Shares of any class of the Fund offered for sale by you may be subject to a contingent deferred sales charge as set forth in the Fund's then-current prospectus. You shall be entitled to receive any sales charge or contingent deferred sales charge in respect of the Shares.  Any payments to dealers shall be governed by a separate agreement between you and such dealer and the Fund's then-current prospectus.

3.                  Term

This agreement shall continue until the date (the "Reapproval Date") set forth on Exhibit A hereto (and, if the Fund has Series, a separate Reapproval Date shall be specified on Exhibit A for each Series), and thereafter shall continue automatically for successive annual periods ending on the day (the "Reapproval Day") of each year set forth on Exhibit A hereto, provided such continuance is specifically approved at least annually by (i) the Fund's Board or (ii) vote of a majority (as defined in the Investment Company Act of 1940) of the Shares of the Fund or the relevant Series, as the case may be, provided that in either event its continuance also is approved by a majority of the Board members who are not "interested persons" (as defined in said Act) of any party to this agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.  This agreement is terminable without penalty, on 60 days' notice, (a) by vote of holders of a majority of the Fund's or, as to any relevant Series, such Series' outstanding voting securities, or (b) by the Fund's Board as to the Fund or the relevant Series, as the case may be, or (c) by you.  This agreement also will terminate automatically, as to the Fund or the relevant Series, as the case may be, in the event of its assignment (as defined in said Act).

4.                  Miscellaneous

4.1       The Fund recognizes that from time to time your directors, officers and employees may serve as trustees, directors, partners, officers and employees of other business trusts, corporations, partnerships, or other entities (including other investment companies) and that such other entities may include the name "Dreyfus" as part of their name, and that your corporation or its affiliates may enter into distribution or other agreements with such other entities.  If you cease to act as the distributor of the Fund's shares or if The Dreyfus Corporation ceases to act as the Fund's investment adviser or administrator, the Fund agrees that, at the request of The Dreyfus Corporation, the Fund will take all necessary action to change the name of the Fund to a name not including "Dreyfus" in any form or combination of words.

4.2       This agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his or her capacity as an officer of the Fund.  The obligations of this agreement shall only be binding upon the assets and property of the relevant Series and shall not be binding upon any Board member, officer or shareholder of the Fund individually.

Please confirm that the foregoing is in accordance with your understanding and indicate your acceptance hereof by signing below, whereupon it shall become a binding agreement between us.

Very truly yours,

FUNDS LISTED ON EXHIBIT A HERETO

By:
      Name:  Bradley J. Skapyak

      Title:    President

Accepted:

MBSC SECURITIES CORPORATION

By:_______________________________
      Name:

      Title:

EXHIBIT A

Fund	Series	Reapproval Date	Reapproval Day
Advantage Funds, Inc.	Dreyfus Global Dynamic Bond Fund	March 30, 2019	March 30
	Dreyfus Global Multi-Asset Income Fund	March 30, 2019	March 30
	Dreyfus Global Real Return Fund	March 30, 2019	March 30
	Dreyfus Opportunistic Midcap Value Fund	March 30, 2019	March 30
	Dreyfus Opportunistic Small Cap Fund	March 30, 2019	March 30
	Dreyfus Strategic Value Fund	March 30, 2019	March 30
	Dreyfus Structured Midcap Fund	March 30, 2019	March 30
	Dreyfus Technology Growth Fund	March 30, 2019	March 30
	Dreyfus Total Emerging Markets Fund	March 30, 2019	March 30
	Dynamic Total Return Fund	March 30, 2019	March 30
BNY Mellon Absolute Insight Funds, Inc.	BNY Mellon Absolute Insight Multi-Strategy Fund BNY Mellon Insight Broad Opportunities Fund BNY Mellon Insight Core Plus Fund	November 30, 2018 November 30, 2018 November 30, 2019	November 30 November 30 November 30
BNY Mellon Funds Trust	BNY Mellon Asset Allocation Fund	June 1, 2019	June 1
	BNY Mellon Bond Fund	June 1, 2019	June 1
	BNY Mellon Corporate Bond Fund	June 1, 2019	June 1
	BNY Mellon Emerging Markets Fund	June 1, 2019	June 1
	BNY Mellon Focused Equity Opportunities Fund	June 1, 2019	June 1
	BNY Mellon Income Stock Fund	June 1, 2019	June 1
	BNY Mellon Intermediate Bond Fund	June 1, 2019	June 1
	BNY Mellon International Appreciation Fund	June 1, 2019	June 1
	BNY Mellon International Equity Income Fund	June 1, 2019	June 1
	BNY Mellon International Fund	June 1, 2019	June 1
	BNY Mellon Large Cap Market Opportunities Fund	June 1, 2019	June 1
	BNY Mellon Large Cap Stock Fund	June 1, 2019	June 1
	BNY Mellon Massachusetts Intermediate Municipal Bond Fund	June 1, 2019	June 1
	BNY Mellon Mid Cap Multi-Strategy Fund	June 1, 2019	June 1
	BNY Mellon Government Money Market Fund	June 1, 2019	June 1
	BNY Mellon Municipal Opportunities Fund	June 1, 2019	June 1
	BNY Mellon National Intermediate Municipal Bond Fund	June 1, 2019	June 1
	BNY Mellon National Municipal Money Market Fund	June 1, 2019	June 1
	BNY Mellon National Short-Term Municipal Bond Fund	June 1, 2019	June 1
	BNY Mellon New York Intermediate Tax-Exempt Bond Fund	June 1, 2019	June 1
	BNY Mellon Pennsylvania Intermediate Municipal Bond Fund	June 1, 2019	June 1
	BNY Mellon Short-Term U.S. Government Securities Fund	June 1, 2019	June 1
	BNY Mellon Small Cap Multi-Strategy Fund	June 1, 2019	June 1
	BNY Mellon Small/Mid Cap Multi-Strategy Fund	June 1, 2019	June 1
	BNY Mellon Tax-Sensitive Large Cap Multi-Strategy Fund	June 1, 2019	June 1
CitizensSelect Funds	Dreyfus Prime Money Market Fund	June 11, 2019	June 11
	Dreyfus Institutional Preferred Treasury Securities Money Market Fund	June 11, 2019	June 11
Dreyfus Appreciation Fund, Inc.		September 5, 2019	September 5
Dreyfus BASIC Money Market Fund, Inc.		September 11, 2019	September 11
Dreyfus BNY Mellon Funds, Inc.	Dreyfus Global Emerging Markets Fund Dreyfus Yield Enhancement Strategy Fund Dreyfus Alternative Diversifier Strategies Fund Dreyfus Select Managers Long/Short Fund	April 4, 2019 April 4, 2019 March 19, 2019 March 19, 2019	April 4 April 4 March 19 March 19
Dreyfus Bond Funds, Inc.	Dreyfus Municipal Bond Fund	November 30, 2018	November 30
Dreyfus Cash Management		June 11, 2019	June 11
The Dreyfus Fund Incorporated		June 30, 2019	June 30
Dreyfus Government Cash Management Funds	Dreyfus Government Cash Management	June 11, 2019	June 11
	Dreyfus Government Securities Cash Management	June 11, 2019	June 11
Dreyfus Growth and Income Fund, Inc.		March 30, 2019	March 30
Dreyfus Index Funds, Inc.	Dreyfus International Stock Index Fund	March 30, 2019	March 30
	Dreyfus S&P 500 Index Fund	March 30, 2019	March 30
	Dreyfus Smallcap Stock Index Fund	March 30, 2019	March 30
Dreyfus Institutional Liquidity Funds	Dreyfus Treasury and Agency Liquidity Money Market Fund	June 11, 2019	June 11
Dreyfus Institutional Preferred Money Market Funds	Dreyfus Institutional Preferred Money Market Fund	June 11, 2019	June 11
	Dreyfus Institutional Preferred Government Plus Money Market Fund	June 11, 2019	June 11
Dreyfus Institutional Reserves Funds	Dreyfus Institutional Treasury Securities Cash Advantage Fund	June 11, 2019	June 11
	Dreyfus Institutional Treasury and Agency Cash Advantage Fund	June 11, 2019	June 11
	Dreyfus Institutional Preferred Government Money Market Fund	June 11, 2019	June 11
Dreyfus Intermediate Municipal Bond Fund, Inc.		November 30, 2018	November 30
Dreyfus International Funds, Inc.	Dreyfus Emerging Markets Fund	March 30, 2019	March 30

Dreyfus Investment Funds	Dreyfus/Newton International Equity Fund	April 4, 2019	April 4
	Dreyfus/Standish Global Fixed Income Fund	April 4, 2019	April 4
	Dreyfus Tax Sensitive Total Return Bond Fund	April 4, 2019	April 4
	Dreyfus Diversified Emerging Markets Fund	April 4, 2019	April 4
	Dreyfus/The Boston Company Small/Mid Cap Growth Fund	April 4, 2019	April 4
	Dreyfus/The Boston Company Small Cap Growth Fund	April 4, 2019	April 4
	Dreyfus/The Boston Company Small Cap Value Fund	April 4, 2019	April 4
Dreyfus Investment Grade Funds, Inc.	Dreyfus Inflation Adjusted Securities Fund	July 29, 2019	July 29
	Dreyfus Intermediate Term Income Fund	July 29, 2019	July 29
	Dreyfus Short Term Income Fund	July 29, 2019	July 29
Dreyfus Investment Portfolios	Core Value Portfolio	August 31, 2019	August 31
	MidCap Stock Portfolio	August 31, 2019	August 31
	Small Cap Stock Index Portfolio	August 31, 2019	August 31
	Technology Growth Portfolio	August 31, 2019	August 31
The Dreyfus/Laurel Funds, Inc.	Dreyfus Bond Market Index Fund	April 4, 2019	April 4
	Dreyfus Core Equity Fund	April 4, 2019	April 4
	Dreyfus Disciplined Stock Fund	April 4, 2019	April 4
	Dreyfus Floating Rate Income Fund	April 4, 2019	April 4
	Dreyfus Institutional S&P 500 Stock Index Fund	April 4, 2019	April 4
	Dreyfus Unconstrained Bond Fund	April 4, 2019	April 4
	Dreyfus Tax Managed Growth Fund	April 4, 2019	April 4
	General Treasury and Agency Money Market Fund	April 4, 2019	April 4
The Dreyfus/Laurel Funds Trust	Dreyfus Equity Income Fund	April 4, 2019	April 4
	Dreyfus Global Equity Income Fund	April 4, 2019	April 4
	Dreyfus High Yield Fund	April 4, 2019	April 4
	Dreyfus International Bond Fund	April 4, 2019	April 4
Dreyfus Liquid Assets, Inc.		June 11, 2019	June 11
Dreyfus Manager Funds II	Dreyfus Balanced Opportunity Fund	March 30, 2019	March 30
Dreyfus Midcap Index Fund, Inc.		March 30, 2019	March 30
Dreyfus Municipal Bond Opportunity Fund		September 5, 2019	September 5
Dreyfus AMT-Free Municipal Cash Management Plus		June 11, 2019	June 11
Dreyfus Municipal Funds, Inc.	Dreyfus AMT-Free Municipal Bond Fund	November 30, 2018	November 30
	Dreyfus High Yield Municipal Bond Fund	November 30, 2018	November 30
Dreyfus New Jersey Municipal Bond Fund, Inc.		March 30, 2019	March 30
Dreyfus New York AMT-Free Municipal Bond Fund		September 5, 2019	September 5
Dreyfus AMT-Free New York Municipal Cash Management		June 11, 2019	June 11
Dreyfus New York Tax Exempt Bond Fund, Inc.		November 30, 2018	November 30
Dreyfus Opportunity Funds	Dreyfus Natural Resources Fund	August 31, 2019	August 31
	Dreyfus Strategic Beta Emerging Markets Equity Fund Dreyfus Japan Womenomics Fund	August 31, 2019 July 31, 2020	August 31 July 31
Dreyfus Premier California AMT-Free Municipal Bond Fund, Inc.	Dreyfus California AMT-Free Municipal Bond Fund	November 30, 2018	November 30
Dreyfus Premier GNMA Fund, Inc.	Dreyfus U.S. Mortgage Fund	November 30, 2018	November 30
Dreyfus Premier Investment Funds, Inc.	Dreyfus Diversified International Fund	March 30, 2019	March 30
	Dreyfus Global Real Estate Securities	March 30, 2019	March 30
	Dreyfus Large Cap Equity Fund	March 30, 2019	March 30
	Dreyfus Large Cap Growth Fund	March 30, 2019	March 30
Dreyfus Premier Short-Intermediate Municipal Bond Fund	Dreyfus Short-Intermediate Municipal Bond Fund	August 31, 2019	August 31
Dreyfus Premier Worldwide Growth Fund, Inc.	Dreyfus Worldwide Growth Fund	September 5, 2019	September 5
Dreyfus Research Growth Fund, Inc.		March 30, 2019	March 30
Dreyfus Ultra Short Income Fund		June 11, 2019	June 11
The Dreyfus Sustainable U.S. Equity Portfolio, Inc.		July 29, 2019	July 29
Dreyfus State Municipal Bond Funds	Dreyfus Connecticut Fund	September 5, 2019	September 5
	Dreyfus Massachusetts Fund	September 5, 2019	September 5
	Dreyfus Pennsylvania Fund	September 5, 2019	September 5
Dreyfus Stock Funds	Dreyfus International Equity Fund	November 30, 2018	November 30
	Dreyfus International Small Cap Fund	November 30, 2018	November 30
Dreyfus Stock Index Fund, Inc.		March 30, 2019	March 30
Dreyfus Tax Exempt Cash Management Funds	Dreyfus AMT-Free Tax Exempt Cash Management	June 11, 2019	June 11
The Dreyfus Sustainable U.S. Equity Fund, Inc.		August 31, 2019	August 31
Dreyfus Treasury & Agency Cash Management		June 11, 2019	June 11
Dreyfus Treasury Securities Cash Management		June 11, 2019	June 11
Dreyfus Variable Investment Fund	Appreciation Portfolio	March 31, 2019	March 31
	Opportunistic Small Cap Portfolio	March 31, 2019	March 31
	Growth and Income Portfolio	March 31, 2019	March 31
	International Equity Portfolio	March 31, 2019	March 31
	International Value Portfolio	March 31, 2019	March 31
	Government Money Market Portfolio	March 31, 2019	March 31
	Quality Bond Portfolio	March 31, 2019	March 31
General California Municipal Money Market Fund		September 5, 2019	September 5
General Government Securities Money Market Funds, Inc.	General Government Securities Money Market Fund	September 5, 2019	September 5
	General Treasury Securities Money Market Fund	September 5, 2019	September 5
General Money Market Fund, Inc.		September 5, 2019	September 5
General Municipal Money Market Funds, Inc.	General Municipal Money Market Fund	September 5, 2019	September 5
General New Jersey Municipal Money Market Fund, Inc.		November 30, 2018	November 30
General New York AMT-Free Municipal Money Market Fund		September 5, 2019	September 5
Strategic Funds, Inc.	Dreyfus Active MidCap Fund	November 30, 2018	November 30
	Dreyfus Select Managers Small Cap Growth Fund	November 30, 2018	November 30
	Dreyfus Select Managers Small Cap Value Fund	November 30, 2018	November 30
	Dreyfus U.S. Equity Fund	November 30, 2018	November 30
	Global Stock Fund	November 30, 2018	November 30
	International Stock Fund	November 30, 2018	November 30

Revised as of:  July 19, 2018